CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                          AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Mortgagebrokers.com Holdings, Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Alex Haditaghi, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. Such Quarterly Report on Form 10-QSB for the period ending September 30, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Quarterly Report on Form 10-QSB for the period ending September 30, 2006, fairly presents, in all material respects, the financial condition and results of operations of Mortgagebrokers.com Holdings, Inc.

Dated: November 20, 2006

MORTGAGEBROKERS.COM HOLDINGS, INC.

By:  /s/ Alex Haditaghi

President, Chief Executive Officer

Chief Financial Officer and

Chairman of Board of Directors